Exhibit 99.1

June 29, 2012

NEWS RELEASE

PROSPECT GLOBAL RESOURCES ANNOUNCES PRICING OF COMMON STOCK OFFERING

Denver, CO (June 29, 2012) - PROSPECT GLOBAL RESOURCES INC. (OTCBB: PGRX) (the “Company”), announced today the pricing of its previously announced underwritten offering in the United States of 15.4 million shares of common stock of the Company at a price to the public of $2.60 per share (the “Offering Price”) for aggregate proceeds of $40,040,000 million (the “Offering”).  The Company has also granted the underwriters an option to purchase up to 2.31 million additional shares of common stock of the Company at the Offering Price within 30 days following the closing of the Offering to cover over-allotments, if any.

The NASDAQ OMX Group has approved the Company for listing on The NASDAQ Capital Market.  Trading in the Company’s shares on NASDAQ will commence under the ticker PGRX on Monday, July 2, 2012.

Proceeds to the Company from the Offering, net of commissions and expenses, are expected to be approximately $36.8 million (assuming the underwriters’ over-allotment option is not exercised). The Offering is expected to close on or about July 5, 2012.

The Company intends to use the net proceeds from the Offering (i) to fund the initial payment due to The Karlsson Group in connection with the closing of the Company’s acquisition of The Karlsson Group’s 50% interest in American West Potash LLC, (ii) to fund the preparation of a bankable feasibility study, and (iii) for permitting and environmental, engineering and general corporate purposes.

Dahlman Rose & Company, LLC, ROTH Capital Partners, LLC and Sterne, Agee & Leach, Inc. are acting as joint book-runners for the Offering and Wunderlich Securities, Inc. and Gilford Securities Incorporated are acting as co-managers.

The Offering is being made by way of a shelf registration statement which has been declared effective by the Securities and Exchange Commission (“SEC”), a base shelf prospectus and a prospectus supplement each of which has been filed with the SEC.  A copy of the preliminary prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by contacting the underwriters (at the addresses below) or by accessing the SEC website, www.sec.gov.

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

1301 Avenue of the Americas, 44th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: prospectus@drco.com

ROTH Capital Partners, LLC

Attn: Equity Capital Markets

888 San Clemente Drive

Newport Beach, CA 92660

Phone: (800) 678-9147

Email: rothecm@roth.com

Sterne, Agee & Leach, Inc.

Attn: Prospectus Department

277 Park Avenue, 24th Floor

New York, NY 10172

Phone: 212-338-4708

Fax: 205-414-6373

Email: syndicate@sterneagee.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the base prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective May 25, 2012. A preliminary prospectus supplement relating to the offering has been filed with the SEC.

With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, potash prices, economic and market conditions, as well as the additional risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2012, as amended. Most of these factors are beyond the Company’s ability to predict or control. The forward looking statements are made as of the date hereof and, except as required under applicable securities legislation, the Company does not assume any obligation to update any forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements.